Structured Asset Trust Unit Repackagings (Saturns)
Goldman Sachs Capital I Capital Security Backed
Series 2004-4
CLASS A CUSIP NO.
80411Y209
CLASS B CUSIP NO. 80411YAA8
Distribution Date February 18, 2014
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Class
Principal Amount
Class B (Notional
Value)
Principal
Payment
Ending Principal Amount
Fixed Rate/
Class B Rate
per Unit
(3,615 Units)
Accrual Days Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due and
Unpaid
Total
Distribution
Class A $54,000,000.00 $0.00 $54,000,000.00 6.00000% 180 30/360 $1,620,000.00 $0.00 $1,620,000.00
Class B $2,410,000.00 $0.00 $2,410,000.00 37.13 n/a 30/360 $89,483.30 $0.00 $89,483.30
Additional Information
$2,000.00
$1,666.70
Underlying Security
Goldman Sachs Group Inc 6.345% Cap I due
February 15, 2034 Cusip 38143VAA7
February & August 15 or NBD
$54,000,000.00
6.34500%
$1,713,150.00
CUSIP Moody's S & P Moody's Date S & P Date
38143VAA7
A1 A- Baa3 21-Jun-12 BB+ 29-Nov-11
80411Y209 A1 A- Baa3 22-Jun-12 BB+ 16-Dec-11
80411YAA8
A1 A- Baa3 22-Jun-12 BB+ 16-Dec-11
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Current Ratings
Expense Account Deposit
Original Ratings
To the Holders of:
Payment Dates
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
Trustee Fees